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                                                                     EXHIBIT 4.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                CRIIMI MAE INC.
                               (the Corporation)

                                   ARTICLE I

                                    OFFICES

     The Corporation may have such office(s) at such place(s), both within and outside the State of Maryland, as the Board of Directors (the Board) from time to time determines or as the business of the Corporation from time to time requires.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1.  ANNUAL MEETINGS.  Subject to the provisions of section 6(d) of
Article IX of these bylaws (BYLAWS), annual meetings of the Corporation's shareholders (SHAREHOLDERS) shall be held at such time and place (within or outside the State of Maryland) as shall be designated from time to time by the Board and stated in the notice of the meeting. Subject to the Articles of Incorporation, at each annual meeting Shareholders shall elect directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

     Section 2. SPECIAL MEETINGS. Unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, special meetings of Shareholders for any purpose or purposes may be called only by the Chairman of the Board, the President or the Board of Directors, and must be called by the Secretary upon the written request of a majority of the total number of directors of the Corporation or Shareholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. Requests for special meetings shall state the purpose or purposes of the proposed meeting and shall state that no other business shall be conducted. Special meetings of Shareholders shall be held at such time and place (within or outside the State of Maryland) as shall be designated from time to time by the Board and stated in the notice of the meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

     Section 3.  NOTICES OF ANNUAL AND SPECIAL MEETINGS.

         (a) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, written notice of any annual or special meeting of Shareholders shall state the place, date and time thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and shall be given to each Shareholder of record entitled to vote at such meeting and to each other Shareholder entitled to notice of such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.
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BYLAWS OF
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         (b) Notice of any meeting of Shareholders (whether annual or special)
to act upon an amendment to the Articles of Incorporation, a reduction of stated capital or a plan of merger, consolidation or sale of all or substantially all of the Corporation's assets shall be accompanied by a copy of the proposed amendment or plan of reduction, merger, consolidation or sale.

         Section 4. LIST OF SHAREHOLDERS. At least ten (10) days (but not more than sixty (60) days) before any meeting of Shareholders, the officer or transfer agent in charge of the stock transfer books of the Corporation shall prepare and make a complete alphabetical list of Shareholders entitled to vote at such meeting, which list shows the address of each Shareholder and the number of shares registered in the name of each Shareholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to inspection by any Shareholder, for any purpose germane to the meeting, during ordinary business hours during a period of no less than ten (10) days prior to the meeting. The list also shall be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any Shareholder or proxy of a Shareholder who is present in person at such meeting.

         Section 5. PRESIDING OFFICERS; ORDER OF BUSINESS.

          (a) Meetings of Shareholders shall be presided over by the Chairman of the Board, if any, or, if the Chairman is not present (or, if there is none), by the President, or, if the President is not present, by a vice president, or, if a vice president is not present, by such person who is chosen by the Board, or, if none, by a chairperson to be chosen at the meeting by Shareholders present in person or by proxy who own a majority of the shares of capital stock of the Corporation entitled to vote and represented at such meeting. The secretary of meetings shall be the Secretary of the Corporation, or, if the Secretary is not present, an assistant secretary, or, if an assistant secretary is not present, such person as may be chosen by the Board, or, if none, by such person who is chosen by the chairperson at the meeting.

          (b) The following order of business, unless otherwise ordered at the meeting by the chairperson thereof, shall be observed as far as practicable and consistent with the purposes of the meeting:

               (1)  Call of the meeting to order.

               (2) Presentation of proof of mailing of notice of the meeting and, if the meeting is a special meeting, the call thereof.


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               (3)  Presentation of proxies.

               (4) Determination and announcement that a quorum is present.

               (5) Reading and approval (or waiver thereof) of the minutes of the previous meeting.

               (6)  Reports, if any, of officers.

               (7) Election of directors to succeed those whose terms expired, if the meeting is an annual meeting or a meeting called for such purpose.

               (8) Consideration of the specific purpose or purposes for which the meeting has been called (other than the election of directors).

               (9) Transaction of such other business as may properly come before the meeting.

              (10) Adjournment.

         Section 6. QUORUM; ADJOURNMENTS.

               (a) The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at any given meeting present in person or by proxy shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the Shareholders, except as otherwise provided by law or by the Articles of Incorporation.

               (b) If a quorum is not present in person or by proxy at any meeting of Shareholders, the chairperson of the meeting or the holders of a majority of all of the shares of stock entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum is present in person or by proxy.

               (c) Even if a quorum is present in person or by proxy at any meeting of Shareholders, the holders of a majority of all the shares of stock entitled to vote thereat present in person or by proxy shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date


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 of the original meeting.

               (d) Any business which might have been transacted at a meeting as originally called may be transacted at any meeting held after adjournment as provided in this Section 6 at which reconvened meeting a quorum is present in person or by proxy. Anything in paragraph (b) of this section 6 to the contrary notwithstanding, if an adjournment is for more than thirty (30) days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote thereat.

         Section 7.   VOTING.

               (a) At any meeting of Shareholders every Shareholder having the right to vote shall be entitled to vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Except as otherwise provided by law or by the Articles of Incorporation, each Shareholder of record shall be entitled to one vote (on each matter submitted to a vote) for each share of capital stock registered in his, her or its name on the books of the Corporation.

               (b) All elections of directors and, except as otherwise provided by law or by the Articles of Incorporation, all other matters, shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

               (c) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Shareholder entitled to vote or his proxy, a share vote shall be taken. Every share vote shall be taken by ballots, each of which shall state the name of the Shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         Section 8. NOTICE OF SHAREHOLDER BUSINESS. At any annual or special meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before an annual meeting by a Shareholder, and if and only if the notice of a special meeting provides for business to be brought before the special meeting by Shareholders, properly brought before the special meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal


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executive offices of the Corporation not less than ninety (90) days prior to the meeting; provided, however, that if less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Furthermore, Shareholders are not permitted to nominate individuals to serve as directors, unless notice of such nomination is given to the Corporation in accordance with Section 15 of Article III of these Bylaws. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the Shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder; and (d) any material interest of the Shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting of Shareholders except in accordance with the procedures set forth in this Section 8 of Article II. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section, and if he should so determine, he shall so declare that the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in the Bylaws to the contrary, the Corporation shall be under no obligation to submit for action any Shareholder proposal at any meeting of Shareholders, which proposal the Corporation would otherwise be permitted to omit in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

         Section 9. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Shareholders may be effected by the unanimous written consent of all Shareholders.

                                  ARTICLE III
                                   DIRECTORS

         Section 1. GENERAL POWERS; NUMBER; TENURE. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and perform or authorize the performance of all lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by the Shareholders. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), but shall not at any time be


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less than three (3). The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of one class to expire at the 1994 annual meeting of Shareholders, the term of office of another class to expire at the 1995 annual meeting of Shareholders and the term of office of the remaining class to expire at the 1996 annual meeting of Shareholders. At each annual meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election. Directors need not be Shareholders of the Corporation nor residents of the State of Maryland.

         Section 2. UNAFFILIATED DIRECTORS. At least a majority of the entire Board and a majority of every committee of the Board shall be Unaffiliated Directors. Unaffiliated Directors are those directors of the Corporation who perform no other services for the Corporation, except as directors. An AFFILIATE shall mean any person directly or indirectly controlling, controlled by or under common control with another person.

         Section 3. VACANCIES. Subject to the rights of the holders of any series of Preferred Shares then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of office of the class to which they have been elected expires or until their successors have been duly elected and have qualified; provided, however that any vacancy
                                           ------------------
that must be filled by an Unaffiliated Director shall be filled by selection of a successor by a majority vote of the remaining Unaffiliated Directors, although less than a quorum. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office or a majority of the Unaffiliated Directors, as the case may be, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for a term expiring at the annual meeting of Shareholders at which the term of office of the class to which such director has been elected expires or until his successor has been elected and has qualified.

         Section 4. REMOVAL; RESIGNATION.

          (a) Subject to the rights of the holders of any series of Preferred Shares then outstanding, and except as otherwise provided by law, the Articles of Incorporation or these Bylaws, at any meeting of the Shareholders called expressly for such purpose, any director may be removed, but only for cause, by a vote of Shareholders holding a majority of the shares issued and


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outstanding and entitled to vote at an election of directors.

          (b) Any director may resign at any time by giving written notice to the Board, the chairman of the Board, the president, or the secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board or the designated officer. A resignation need not be accepted in order for it to be effective.

         Section 5. PLACE OF MEETINGS. The Board of Directors may hold both regular and special meetings either within or outside the State of Maryland, at such place as the Board from time to time deems advisable.

         Section 6. ANNUAL MEETING. The annual meeting of each newly elected Board shall be held as soon as is practicable following the annual meeting of the Shareholders, and no notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is present thereat.

         Section 7. REGULAR MEETINGS. Additional regular meetings of the Board may be held without notice, at such time and place as from time to time may be determined by the Board.

         Section 8. SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board or by the President or by any three (3) directors upon twenty-four (24) hours' notice to each director if such notice is delivered personally sent by national overnight courier service, sent by facsimile or sent by telegram, or upon five (5) days' notice if sent by mail, unless such notice is waived. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 9. QUORUM; ADJOURNMENTS. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at each and every meeting of the Board, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise specifically be provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present.

         Section 10. APPROVAL BY UNAFFILIATED DIRECTORS. For all purposes, a transaction which is subject to approval by a majority of the Unaffiliated Directors shall be approved if such transaction is approved by a majority of the directors present and entitled to vote at a meeting at which a quorum is present, provided that the Unaffiliated Directors voting to approve the transaction constitute an absolute majority of all Unaffiliated Directors serving at such time.


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         Section 11.  RESERVED.

         Section 12. COMPENSATION. Directors shall be entitled to such compensation for their services as directors as from time to time may be fixed by the Board, including, without limitation, for their services as members of committees of the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred by them in attending directors' meetings. Any director may waive compensation for any meeting. No director who receives compensation as a director shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other matters.

         Section 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without prior notice if a written consent in lieu of such meeting which sets forth the action so taken is signed either before or after such action by all directors. All written consents shall be filed with the minutes of the Board's proceedings.

         Section 14. MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATIONS. The directors may participate in meetings by means of conference telephone or similar communications equipment, whereby all directors participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in person by such director at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or similar communications equipment.

         Section 15. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of Preferred Shares then outstanding, nominations for the election of directors may be made by: (a) the Board or a proxy committee appointed by the Board (provided, that Unaffiliated Directors shall nominate replacements for vacancies among Unaffiliated Directors) or (b) any Shareholder entitled to vote in the election of directors generally. However, any Shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such . Shareholder's intent to make such nomination or nominations has been given in writing to the secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than ninety (90) days prior to the meeting; provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of


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stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

         In the event that a person is validly designated as a nominee in accordance with this Section 15 and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the Shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than ten (10) days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 15 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

         If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 15, such nomination shall be void; provided, however, that nothing in this Section 15 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Shares pursuant to the Preferred Shares designation for any series of Preferred Shares.

                                   ARTICLE IV
                                   COMMITTEES

  Section 1. FORMATION OF COMMITTEES. The Board may, by resolution passed by a majority of the entire Board, designate two or more committees, including an Audit Committee, with each committee consisting of one or more directors of the Corporation. At least a majority of the directors of each committee shall be Unaffiliated Directors; provided, however, that any Pricing Committee formed from time to time may be comprised of any Directors designated by the Board. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Except as prohibited by statute, any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board conferred upon such committee by the Board in the management


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of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the Board.

     Section 2.  OTHER PROVISIONS REGARDING COMMITTEES.

          (a) Subject to the limitations set forth in Section 1 of this Article IV, the Board shall have the power at any time to fill vacancies in, change the membership of, or discharge any committee.

          (b) Members of any committee shall be entitled to such compensation for their services as such as from time to time may be fixed by the Board and in any event shall be entitled to reimbursement of all reasonable expenses incurred in attending committee meetings. Any member of a committee may waive compensation for any meeting. No committee member who receives compensation as a member of any one or more committees shall be barred from serving the Corporation in any other capacity or from receiving compensation and reimbursement of reasonable expenses for any or all such other services.

          (c) Unless prohibited by law, the provisions of Section 13 ("Action by Consent") and Section 14 ("Meetings by Telephone or Similar Communications") of
Article III shall apply to all committees from time to time created by the Board.

          (d) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

                                   ARTICLE V
                                    OFFICERS

     Section 1. POSITIONS. The Corporation's officers shall be chosen by the Board and shall consist of a president, one or more vice presidents (if and to the extent required by law or if not required, if the Board from time to time appoints a vice president or vice presidents; and each of which vice presidents may at the discretion of the Board be designated as executive vice president, senior vice president, group vice president and/or assistant vice president), a secretary and a treasurer. The Board also may choose a chairman of the Board, one or more assistant secretaries and/or assistant treasurers and such other officers and/or agents as the Board from time to time deems necessary or


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appropriate. The Board may delegate to the President or the Chairman of the
Board of the Corporation the authority to appoint any officer or agent of the Corporation and to fill a vacancy other than the Chairman of the Board, President, Secretary or Treasurer. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board. Any two or more offices may be held by the same person except the offices of president and vice president, if any.

     Section 2. TERM OF OFFICE; REMOVAL. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office, provided that any officer appointed by the President or the Chairman of the Board pursuant to authority delegated thereto by the Board may be removed, with or without cause, at any time whenever the President or the Chairman of the Board in his or her absolute discretion shall consider that the best interests of the Corporation shall be served by such removal. Removal of an officer by the Board or by the President or the Chairman of the Board, as the case may be, shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board (or by the President or the Chairman of the Board in the case of a vacancy occurring in an office to which the President or the Chairman of the Board has been delegated the authority to make appointments).

     Section 3. COMPENSATION. The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary by reason of the fact that he or she also receives from the Corporation compensation in any other capacity.

     Section 4. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board, the President or the Chairman of the Board or any officer of the Corporation authorized by the President or the Chairman of the Board shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be an officer of the Corporation and, subject to the direction of the Board, shall perform such executive, supervisory and management functions and duties as from time to time may be assigned to him or her by the Board. The Chairman of the Board, if present, shall preside at all meetings of the Shareholders and all meetings of the Board.


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     Section 6.  PRESIDENT.  The President shall be the chief operating officer of the Corporation and, subject to the direction of the Board, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, the president shall perform all duties incident to the office of president of a stock corporation and shall see that all orders and resolutions of the Board are carried into effect.

     Section 7. VICE PRESIDENTS, DEPARTMENTAL DIRECTORS. In the absence or disability of the President, the Vice President, if any (or in the event there is more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall perform the duties and exercise the powers of the President. The Vice President(s) also generally shall assist the President and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board or the President or the Chairman of the Board. Departmental Directors generally shall assist the President and the Vice Presidents, if any, and shall perform such other duties and have such other powers as from time to time may be prescribed by the Board or the President or the Chairman of the Board.

     Section 8. SECRETARY. The Secretary shall attend all meetings of the Board and of the Shareholders and shall record all votes and the proceedings of all meetings in a book to be kept for such purposes. The Secretary also shall perform like duties for the committees, if required by any such committee. The Secretary shall give (or cause to be given) notice of all meetings of the Shareholders and all special meetings of the Board and shall perform such other duties as from time to time may be prescribed by the Board, the Chairman of the Board or the President. The Secretary shall have custody of the seal of the Corporation, shall have authority, (as shall any assistant secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board may give general authority to officers other than the Secretary or any assistant secretary to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

     Section 9. ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there is more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary(ies) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

     Section 10. TREASURER. The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects, and evidences of indebtedness, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board from time to time and shall


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BYLAWS OF
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render to the Chairman of the Board, the President and the Board, at regular meetings of the Board or whenever any of them may so require, an account of all transactions and of the financial condition of the Corporation.

     Section 10. ASSISTANT TREASURER. The Assistant Treasurer, if any (or in the event there is more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer(s) shall perform such other duties and have such other powers as from time to time may be prescribed by the Board.

                                   ARTICLE VI
                                    NOTICES

     Section 1. FORM; DELIVERY. Any notice required or permitted to be given to any director, officer, or Shareholder or committee member shall be given in writing, either personally, by national overnight courier service, by facsimile or by first-class mail with postage prepaid, in any case addressed to the recipient at his or her address as it appears in the records of the Corporation. Personally delivered notices, notices sent by facsimile, and notices sent by national overnight courier service shall be deemed to be given at the time they are delivered at the address of the named recipient as it appears in the records of the Corporation, and mailed notices shall be deemed to be given at the time they are deposited in the United States mail. Notice to a director also may be given by telegram sent to his or her address as it appears on the records of the Corporation and shall be deemed given at the time delivered at such address.

     Section 2. WAIVER; EFFECT OF ATTENDANCE. Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice. In addition, any Shareholder who attends a meeting of Shareholders in person, or who is represented at such meeting by a proxy, or any director or committee member who attends a meeting of the Board or a committee thereof shall be deemed to have had timely and proper notice of the meeting, unless such Shareholder (or his or her proxy) or director or committee member attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                  ARTICLE VII
                        INDEMNIFICATION AND EXCULPATION

     Section 1.  INDEMNIFICATION AND EXCULPATION.


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          (a) Reference is hereby made to Section 2-418 of the General
Corporation Law of the State of Maryland (or any successor provision thereto) (the SECTION). The Corporation shall indemnify each director and officer of the Corporation, and any Affiliate of C.R.I., Inc. or the Corporation acting as the holder (HOLDER) of a special equity interest in the owner of a property underlying a Participating Mortgage Investment in which the Corporation has invested, to the full extent permitted by the Section. The Corporation may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to the Section to the extent the Board deems advisable, as permitted by the Section. In each and every situation where the Corporation may do so under the Section, the Corporation hereby obligates itself to so indemnify the directors and officers of the Corporation, and any Holder, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation hereby obligates itself to pursue such investigations diligently. It is the specific intention of these Bylaws to obligate the Corporation to indemnify each director and officer of the Corporation, and any Holder to the fullest extent permitted by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). The Corporation shall pay expenses incurred by a director or officer in defending any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (PROCEEDING), in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of (i) a written affirmation by such director or officer of his or her good faith belief that the standard of conduct necessary for indemnification under the Section has been met and (ii) an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

          (b) The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article VII.

     Section 2. INSURANCE. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Maryland General Corporation Law.


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BYLAWS OF
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     Section 3.  EFFECT OF AMENDMENT.  Any amendment, repeal or modification of any provision of this Article VII by the Shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                  ARTICLE VIII
                               STOCK CERTIFICATES

  Section 1. FORM; SIGNATURES. Each Shareholder who has fully paid for any stock of the Corporation shall be entitled to receive a certificate representing such shares, which shall be nonassessable, and such certificate shall be signed by the Chairman of the Board or the President or a vice president, and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation. Signatures on the certificate may be facsimile, in the manner prescribed by law. Each certificate shall exhibit on its face the number and class (and series, if any) of the shares it represents. Each certificate also shall state upon its face the name of the person to whom it is issued and that the Corporation is organized under the laws of the State of Maryland. Each certificate may (but need not) be sealed with the seal of the Corporation or facsimile thereof. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before the certificate is issued, the certificate nevertheless may be issued by the Corporation with the same effect as if such person were such officer at the date of issue of the certificate. All stock certificates representing shares of capital stock which are subject to restrictions on transfer or to other restrictions may have imprinted thereon a notation of such restriction.

     Section 2. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or its transfer agent, shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

     Section 3. REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions (to the extent otherwise distributable or distributed), to vote (in the case of voting stock) as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person. The Corporation (or its transfer agent) shall not be required to send notices or dividends to a name or address other than the name or address of the Shareholders appearing on the stock ledger maintained by the Corporation (or by the transfer


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BYLAWS OF
CRIIMI MAE INC.

agent or registrar, if any), unless any such Shareholder shall have notified the Corporation (or the transfer agent or registrar, if any), in writing, of another name or address at least ten (10) days prior to the mailing of such notice or dividend.

     Section 4. RECORD DATE. In order that the Corporation may determine the Shareholders of record who are entitled (i) to notice of or to vote at any meeting of Shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board, in advance, may fix a date as the record date for any such determination. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting taken pursuant to Section 6 of Article II; provided, however, that the Board, in its
                                     -------------------
discretion, may fix a new record date for the adjourned meeting.

     Section 5. LOST, STOLEN OR DESTROYED CERTIFICATE. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion, may require as a condition precedent to issuance that the owner of such lost, stolen or destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum, or other security in such form, as the Board may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.


                                  ARTICLE IX
                               GENERAL PROVISIONS

     Section 1. DIVIDENDS. Subject to the General Corporation Law of the State of Maryland and to any provisions of the Articles of Incorporation relating to dividends, dividends upon the outstanding capital stock of the Corporation may be declared by the Board at any annual, regular or special meeting and may be paid in cash, in property or in shares of the Corporation's capital stock. Any distribution to Shareholders of income or capital assets of the Corporation will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and the written statement disclosing the source of the funds distributed will be sent to the Shareholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.


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BYLAWS OF
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     Section 2.  RESERVES.  The Board, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish or vary such fund or funds.

     Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board.

     Section 4. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland".

     Section 5. AMENDMENT OF THE BYLAWS. The Board is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The Shareholders shall also have power to adopt, amend or repeal the Bylaws. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws.


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BYLAWS OF
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     Section 6.  REPORTS.

          (a) The Chairman of the Board or the President shall prepare or cause to be prepared annually a full and correct annual report (ANNUAL REPORT) concerning the operations of the Corporation and containing financial statements for the preceding fiscal year prepared in accordance with generally accepted accounting principles.

          (b) The Annual Report shall include full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation and any Affiliate occurring during the period. The Unaffiliated Directors shall examine and comment in the Annual Report on the fairness of such transactions.

          (c) The Annual Report shall be mailed or delivered to each Shareholder as of a record date after the end of such fiscal year and each holder of other publicly held securities of the Corporation within one hundred twenty (120) days after the end of the fiscal year.

          (d) There shall be an annual meeting of the Corporation's Shareholders upon reasonable notice following delivery of the Annual Report. The Annual Report shall also be submitted at the annual meeting and shall be placed on file thereafter at the principal office of the Corporation.

     Section 7. INSPECTION OF BOOKS AND RECORDS. Any Shareholder may inspect the Corporation's Bylaws, minutes of Shareholder proceedings and voting trust agreements on file during the Corporation's usual business hours. In addition, Shareholders may request a statement showing the number, consideration received and value of shares issued during a specified period of not more than twelve
(12) months before the date of the request. Only Shareholders who together are and for at least six (6) months have been Shareholders of record of at least five (5) percent of the outstanding stock of any class of the Corporation may inspect the Corporation's books and stock ledger or Shareholder list. However, any Shareholder may inspect the Corporation's Shareholder list at least ten (10) but not more than sixty (60) days prior to any Shareholder meeting for any purpose germane to such meeting.

     Section 6.  REPORTS.

          (a) The Chairman of the Board or the President shall prepare or cause to be prepared annually a full and correct annual report (ANNUAL REPORT) concerning the operations of the Corporation and containing financial statements for the preceding fiscal year prepared in accordance with generally accepted accounting principles.

          (b) The Annual Report shall include full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation and any Affiliate occurring during the period. The Unaffiliated Directors shall examine and comment in the Annual Report on the fairness of such transactions.

          (c) The Annual Report shall be mailed or delivered to each Shareholder as of a record date after the end of such fiscal year and each holder of other publicly held securities of the Corporation within one hundred twenty (120) days after the end of the fiscal year.

          (d) There shall be an annual meeting of the Corporation's Shareholders upon reasonable notice following delivery of the Annual Report. The Annual Report shall also be submitted at the annual meeting and shall be placed on file thereafter at the principal office of the Corporation.

     Section 7. INSPECTION OF BOOKS AND RECORDS. Any Shareholder may inspect the Corporation's Bylaws, minutes of Shareholder proceedings and voting trust agreements on file during the Corporation's usual business hours. In addition, Shareholders may request a statement showing the number, consideration received and value of shares issued during a specified period of not more than twelve
(12) months before the date of the request. Only Shareholders who together are and for at least six (6) months have been Shareholders of record of at least five (5) percent of the outstanding stock of any class of the Corporation may inspect the Corporation's books and stock ledger or Shareholder list. However, any Shareholder may inspect the Corporation's Shareholder list at least ten (10) but not more than sixty (60) days prior to any Shareholder meeting for any purpose germane to such meeting.

7008836.2

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